Exhibit 31.4
CERTIFICATION
I, John A. Bencich, Vice President and Chief Financial Officer of Trubion Pharmaceuticals, Inc., certify that:
1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Trubion Pharmaceuticals, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: March 19, 2010

/s/ John A. Bencich
John A. Bencich
Vice President and Chief Financial Officer